Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-269262) pertaining to the 2018 Equity Incentive Plan, the 2020 Equity Incentive Plan and the 2020 Employee Stock Purchase Plan of ARS Pharmaceuticals, Inc. (formerly Silverback Therapeutics, Inc.)

(2)

Registration Statement (Form S-8 No. 333-261980) pertaining to the 2020 Equity Incentive Plan and the 2020 Employee Stock Purchase Plan of ARS Pharmaceuticals, Inc. (formerly Silverback Therapeutics, Inc.)

(3)	Registration Statement (Form S-3 No. 333-261979) of ARS Pharmaceuticals, Inc. (formerly Silverback Therapeutics, Inc.)

(4)

Registration Statement (Form S-8 No. 333-254827) pertaining to the 2020 Equity Incentive Plan and the 2020 Employee Stock Purchase Plan of ARS Pharmaceuticals, Inc. (formerly Silverback Therapeutics, Inc.)

(5)

Registration Statement (Form S-8 No. 333-251143) pertaining to the 2016 Equity Incentive Plan, the 2020 Equity Incentive Plan and the 2020 Employee Stock Purchase Plan of ARS Pharmaceuticals, Inc. (formerly Silverback Therapeutics, Inc.)

of our report dated March 23, 2023, with respect to the consolidated financial statements of ARS Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of ARS Pharmaceuticals, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Diego, California

March 23, 2023